UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 27, 2015
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(Exact name of registrant as specified in its charter)

Delaware	001-36272	37-1744899
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1450 Centrepark Boulevard Suite 210 West Palm Beach, Florida	33401
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code:   (561) 207-9600
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 27, 2015, Platform Specialty Products Corporation (“Platform”), Nalozo S.à.r.l., a Luxembourg limited liability company in liquidation (“Nalozo”) and Nalozo L.P., an Exempted Limited Partnership registered in the Cayman Islands (“Nalozo LP” and together with Nalozo, the “Holders”) entered into an amendment to the Share Purchase Agreement, dated as of October 20, 2014, as amended (the “SPA Amendment”), between Platform and the Holders (as holders of at least a majority of shares of Series B Convertible Preferred Stock (the “Series B Preferred Stock”)) to extend the maturity date of the Series B Preferred Stock from October 20, 2016 to April 20, 2017 (as extended, the “Maturity Date”). To the extent that the Holders have not converted their shares of Series B Preferred Stock into shares of Platform's common stock by the Maturity Date, such shares of Series B Preferred Stock will be redeemed by Platform. The redemption price must be paid in shares of Platform’s common stock (valued at $27.14 per share) in the event of redemption at the Maturity Date. However, Platform may not issue more than 22,107,590 shares of its common stock in connection with a redemption at the Maturity Date. To the extent that the aggregate value of such 22,107,590 shares of Platform common stock is less than $600 million (based on a 10-day volume weighted average price), then any shortfall would be payable in cash by Platform, subject to certain adjustments.

In addition, Platform has also agreed to (i) release certain resale restrictions on the Series B Preferred Stock, subject to a right of first offer in favor of Platform and (ii) pay the Holders an aggregate cash dividend of $4.0 million per month from the original maturity date (October 20, 2016) to the new Maturity Date (April 20, 2017, or such earlier date after October 20, 2016 that the then outstanding shares of Series B Preferred Stock are redeemed by Platform).

For so long as any shares of Series B Preferred Stock shall be outstanding, no dividend or distribution shall be declared or paid or set aside for payment on all or substantially all the outstanding shares of any other outstanding series of preferred stock, other than Platform’s Series A preferred stock, or all or substantially all the outstanding shares of Platform’s common stock without the prior vote or written consent of the holders of at least a majority of the shares of Series B Preferred Stock then outstanding, voting separately as a single class.

The description of the SPA Amendment contained herein is not intended to be complete and is qualified in its entirety by reference to the full text of the SPA Amendment, a copy of which is attached hereto as Exhibit 2.4 and incorporated herein by reference.
Item 3.03 Material Modification to Rights of Security Holders.
Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Exhibit Title
2.1
Share Purchase Agreement, dated October 20, 2014, between Nalozo S.à.r.l. and Platform (filed as Exhibit 2.1 to Platform’s Current Report on Form 8-K filed on October 21, 2014, and incorporated herein by reference).

2.2
Amendment Agreement, dated December 2, 2014, between Nalozo S.à.r.l. and Platform (filed as Exhibit 2.1 to Platform’s Current Report on Form 8-K filed on December 4, 2014, and incorporated herein by reference).

2.3
Amendment Agreement, dated February 11, 2015, between Nalozo S.à.r.l., Nalozo L.P. and Platform (filed as Exhibit 2.3 to Platform’s Current Report on Form 8-K filed on February 17, 2015, and incorporated herein by reference).

2.4	Amendment Agreement, dated October 27, 2015, between Nalozo S.à.r.l., Nalozo L.P. and Platform.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLATFORM SPECIALTY PRODUCTS CORPORATION (Registrant)
October 30, 2015 (Date)	/s/ Sanjiv Khattri Sanjiv Khattri Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Exhibit Title
2.1
Share Purchase Agreement, dated October 20, 2014, between Nalozo S.à.r.l. and Platform (filed as Exhibit 2.1 to Platform’s Current Report on Form 8-K filed on October 21, 2014, and incorporated herein by reference).

2.2
Amendment Agreement, dated December 2, 2014, between Nalozo S.à.r.l. and Platform (filed as Exhibit 2.1 to Platform’s Current Report on Form 8-K filed on December 4, 2014, and incorporated herein by reference).

2.3
Amendment Agreement, dated February 11, 2015, between Nalozo S.à.r.l., Nalozo L.P. and Platform (filed as Exhibit 2.3 to Platform’s Current Report on Form 8-K filed on February 17, 2015, and incorporated herein by reference).

2.4	Amendment Agreement, dated October 27, 2015, between Nalozo S.à.r.l., Nalozo L.P. and Platform.